UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 12, 2016, Tina Piermarini resigned from her position as Executive Vice President and Chief Administrative Officer of Ciber, Inc. (the “Company”). On June 15, 2016, Ms. Piermarini and the Company entered into a Consulting Agreement (the “Agreement”). Pursuant to the Agreement, Ms. Piermarini will provide consulting services to the Company through December 16, 2016, for which she will receive monthly payments of $20,000, as well as reimbursement for moving expenses in the amount of $10,000, plus gross-up for taxes, and a cash payment equal to the Company’s cost of providing health and dental benefits to her under the Company’s existing benefits plans for six months, payable on effective date of the release contained in the Agreement (the “Release Effective Date”). The Agreement also provides for the vesting of all unvested equity awards scheduled to vest through June 24, 2017, which awards will vest on the third day after the Release Effective Date. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: June 15, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer